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                                                                       Exhibit 5



                                 July 16, 2002



The Board of Directors of Medical Discoveries, Inc.
738 Aspenwood Lane
Twin Falls, Idaho 83301

Re: Registration Statement on Form S-8 filed by Medical Discoveries, Inc. (the "Company") with respect to 2002 Stock Incentive Plan.

Ladies and Gentlemen:

        We refer you to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended, with respect to the issuance of up to 2,000,000 shares of Common Stock, no par value, of the Company (the "Shares") in connection with the 2002 Stock Incentive Plan. When authorized and issued pursuant to the Registration Statement, the Shares will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.

                                        Very truly yours,

                                        /s/ Stoel Rives LLP

                                        Stoel Rives LLP